Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

February 10, 2017

SEARS HOLDINGS OUTLINES NEXT PHASE OF ITS STRATEGIC TRANSFORMATION

Preliminary fourth quarter 2016 operating results represent significant year-over-year improvement

Launches comprehensive restructuring to streamline operations, targeting at least $1.0 billion in annualized cost savings in 2017

Right-sizes asset-based credit facility, creating an incremental $1401 million in liquidity

Plans to reduce outstanding debt and pension obligations by at least $1.5 billion, utilizing proceeds from recent transactions and operational improvements

HOFFMAN ESTATES, IL – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our,” or the “Company”) (NASDAQ: SHLD) today announced that it delivered meaningful improvement in operating performance for the fourth quarter of 2016, and outlined important actions to drive profitability. These include steps to enhance the Company’s liquidity and financial flexibility, as well as a strategic restructuring program intended to streamline operations, further improve operating performance and target cost reductions of at least $1.0 billion on an annualized basis.

Edward S. Lampert, Chairman and Chief Executive Officer of Sears Holdings, said, “We significantly improved our operating performance and made progress toward profitability in the fourth quarter of 2016. In the first several weeks of 2017, we undertook a series of transactions to optimize our capital structure and unlock value across our wide range of assets. We also reached an agreement to amend our asset-based credit facility which further enhances our liquidity and financial flexibility. Furthermore, we intend to use net proceeds from our announced Craftsman and real estate transactions, as well as from improvements in the operating performance of the Company, to meaningfully reduce our outstanding obligations and their associated expenses.

“To build on our positive momentum, today we are initiating a fundamental restructuring of our operations that targets at least $1.0 billion in cost savings on annualized basis, as well as improves our operating performance. To capture these savings, we plan to reduce our corporate overhead, more closely integrate our Sears and Kmart operations and improve our merchandising, supply chain and inventory management.

“We believe the actions outlined today will reduce our overall cash funding requirements and ensure that Sears Holdings becomes a more agile and competitive retailer with a clear path toward profitability. In addition, we believe these actions will enable us to focus our investments to drive our strategic transformation and the evolution of our Shop Your Way ecosystem through value enhancing partnerships, compelling offerings and a seamless online and in-store shopping experience for our members,” Mr. Lampert concluded.

[1]	Based on the assumption that the extension is applied to the credit facility availability as of October 29, 2016.

Next Phase of Our Transformation

Sears Holdings has initiated a restructuring program targeted to deliver at least $1.0 billion in annualized cost savings in 2017. These savings include cost reductions from the previously announced closure of 108 Kmart and 42 Sears stores.

Under the restructuring program, we intend to:

•	Simplify Sears Holdings’ organizational structure, including greater consolidation of the Sears and Kmart corporate and support functions, as well as improve accountability for profitability at our store and online channels;

•	Implement an integrated model to drive efficiencies in pricing, sourcing, supply chain and inventory management;

•	Optimize product assortment at Sears and Kmart stores, using data analytics to better align with preferences of our Best Members focusing on profitable, high-return Best Categories; and

•	Actively manage our real estate portfolio to identify additional opportunities for reconfiguration and reduction of capital obligations.

Profitability

In addition to the cost reduction target announced today, we continue to assess our overall operating model and capital structure to become a more agile, asset-light and innovative retailer focused on member experience. To help drive our profitability, we intend to:

•	Capitalize on valuable real estate through potential in-store partnerships, sub-divisions, and reformatting to support our Integrated Retail model; and

•	Continue to evaluate strategic options for our Kenmore® and DieHard® brands and our Sears Home Services and Sears Auto Centers business through partnerships, joint ventures or other means.

We expect these actions will enable us to focus our investments on driving our strategic transformation and enhancing the value of our Shop Your Way program for our millions of members and the strategic partners that we attract to the program. Our Shop Your Way platform rewards members for buying the products and services they want every day. Through our extensive network of thousands of top brands and millions of products, members can earn points to use on future purchases. Members also have access to special pricing, sales and digital coupons, as well as personalized services and advice.

Transformation Progress to Date

Today’s announcements build on the path we have taken since the beginning of 2017 to improve operational performance and liquidity. Since the calendar year started, we have taken the following strategic actions to strengthen our financial position:

•	Obtaining an additional $179 million of loan proceeds, which fully utilizes the $500 million Senior Secured Loan Facility entered into on January 4, 2017;

•	Closing a $72.5 million real estate sale on January 26, 2017 for five Sears Full-line stores and two Sears Auto Centers;

•	Initiating the closing process of the 150 stores announced during our fourth quarter 2016 with the expectation to complete the closures of all 150 stores during the first quarter of 2017;

•	Engaging Eastdil Secured to market and sell at least $1.0 billion of certain real estate properties under the direction of a committee of the Board of Directors; and

•	Announcing the Craftsman® transaction for $775 million in cash plus participation in the externalization of the Craftsman® brand by Stanley Black & Decker.

Additional Financial Flexibility

On February 10, 2017, the Company entered into an agreement to amend our existing asset-based credit facility. The amendment provides a $140 million increase to available borrowing capacity under our revolver as compared to availability reported at the end of the third quarter of 2016. Sears Holdings concluded the fourth quarter of 2016 with no borrowings and $464 million of letters of credit outstanding, against its asset-based credit facility. The amendment provides immediate additional liquidity and financial flexibility to the Company.

On a pro forma basis, giving effect to the amendment of our credit facility, our total liquidity and liquid assets would have been over $4.0 billion at the end of third quarter of 2016. The amendment will reduce the aggregate revolver commitments from $1.971 billion to $1.5 billion, but will implement other modifications to covenants and reserves against the credit facility borrowing base that improve net liquidity. The amended credit facility is smaller in size, reflecting the Company’s reduced needs consistent with lower inventory levels associated with our transforming business model, which has fewer physical stores and a greater online presence. The amendment also provides additional flexibility in the form of a $250 million increase in the general debt basket from $750 million to $1.0 billion.

We are targeting a reduction in our outstanding debt and pension obligations of $1.5 billion for fiscal 2017 through improving profitability, asset sales, and working capital management. Sears Holdings has contributed almost $4.0 billion to our pension plan since 2005, driven largely by the prolonged low interest rate environment.

Fourth Quarter Update

As previously indicated in our January 2017 update, sales declined in the fourth quarter of 2016 compared to the prior year fourth quarter due to a combination of the competitive retail environment and fewer operating stores, as we emphasized improving profitability. Accordingly, we have continued to manage inventory and costs closely resulting in a notable improvement in our short-term operating performance and progress toward our profitability goals.

We expect total revenues of $6.1 billion and $22.1 billion for the fourth quarter and full-year of 2016, respectively. Total comparable store sales for the fourth quarter have declined 10.3%, comprised of a decrease of 8.0% at Kmart and a decrease of 12.3% at Sears Domestic. We expect that our fourth quarter 2016 net loss attributable to Sears Holdings’ shareholders will range between $635 million and $535 million, which is inclusive of a non-cash impairment charge related to the Sears trade name of between $350 million and $400 million. This compares to a net loss attributable to Sears Holdings’ shareholders of $580 million in the fourth quarter of 2015, which was inclusive of a non-cash impairment charge related to the Sears trade name of $180 million.

In addition, our preliminary fourth quarter 2016 Adjusted EBITDA was $(61) million, compared to Adjusted EBITDA of $(137) million in the fourth quarter of 2015. This significant improvement in Adjusted EBITDA has been driven by tighter expense control and inventory management.

We have provided below a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net loss attributable to Sears Holdings’ shareholders.

Adjusted EBITDA Reconciliation

In addition to our net loss attributable to Sears Holdings’ shareholders determined in accordance with Generally Accepted Accounting Principles (“GAAP”), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is a non-GAAP measure. The table set forth below provides a reconciliation of as-adjusted amounts to net loss attributable to Sears Holdings’ shareholders, the most directly comparable GAAP financial measure. We believe that our use of Adjusted EBITDA provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items, which may vary significantly from period to period, improving the comparability of year-to-year results and is therefore representative of our ongoing performance. Therefore, we have adjusted our results to make our statements more useful and comparable. However, we do not, and do not recommend that investors solely use adjusted amounts to assess our financial performance.

millions		Q4 2016 Range
•	Expected net loss attributable to Sears Holdings’ shareholders	$(635)	$(535)
•	Plus domestic pension expense(1) and significant items not included in Adjusted EBITDA(2)	665	590
•	Plus income statement line items not included in EBITDA consisting of income taxes, interest expense, interest and investment loss, other income, depreciation and amortization expense and gain on sales of assets	(115)	(90)

Adjusted EBITDA		$(85)	$(35)

(1)	The annual pension expense included in our statement of operations related to our legacy domestic pension plans is comprised of interest cost, expected return on plan assets and amortization of experience losses. Gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year. Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates used to remeasure pension obligations on an annual basis or, upon a qualifying remeasurement, differences between actual and expected returns on plan assets and other changes in actuarial assumptions. Management believes these actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets (and in particular interest rates) that are not directly related to the underlying business and that do not have an immediate, corresponding impact on the benefits provided to eligible retirees. This adjustment eliminates the entire pension expense from the statement of operations to improve comparability.
(2)	Significant items not included in Adjusted EBITDA include impairment charges related to fixed assets and intangible assets, closed store and severance charges, one-time credits from vendors, expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Forward-Looking Statements

This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our strategic restructuring, our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our plans to market and sell a portion of our existing real estate assets, our expectation of closing the sale of our Craftsman brand as previously announced, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions, and other statements that describe the Company’s plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company’s control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of other risks relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law. Results presented herein are unaudited. The unaudited and estimated financial results for the fourth quarter of 2016 contained in this press release reflect a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our financial statements for the 2016 fiscal year are not finalized. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described herein and the results of operations described in our subsequent annual report. You should consider this possibility in reviewing the financial information for the period described above.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members—wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com

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